UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 28, 2023

SELECTIVE INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey	07890
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 948-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $2 per share	SIGI	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.60% Non-Cumulative Preferred Stock, Series B, without par value	SIGIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2023, Selective Insurance Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing, among other things, the appointment of Anthony D. Harnett, Senior Vice President and Chief Accounting Officer (“CAO”), as Interim Chief Financial Officer (“CFO”) of the Company effective November 4, 2023 (the “Appointment”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) to provide information regarding the compensation arrangements entered into with Mr. Harnett in connection with the Appointment, which arrangements had not been determined at the time of the filing of the Original 8-K.

Except as expressly set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements the Original 8-K and should be read in conjunction with the Original 8-K.

Compensation under the Employment Agreement

In connection with the Appointment, on October 31, 2023, the Salary and Employee Benefits Committee (the “Committee”) of the Company’s Board of Directors approved an Employment Agreement to be entered into with Mr. Harnett on November 1, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, beginning on November 1, 2023, Mr. Harnett is entitled to:

•	Receive an annual base salary rate of not less than $342,770.18 (the “CAO Base Salary”), provided, however, that commencing on November 4, 2023 and until three months after the effective date that a successor CFO commences services, Mr. Harnett’s annual base salary rate will be increased to $603,460.00 (the “Interim CFO Base Salary”);
•	Participate in or receive benefits under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Stock Plan”), the Selective Insurance Group, Inc. Cash Incentive Plan (the “Cash Plan”), the Selective Insurance Retirement Savings Plan, the Retirement Income Plan for Selective Insurance Company of America, the Selective Insurance Deferred Compensation Plan, and in any other incentive compensation, stock option, stock appreciation right, stock bonus, pension, group insurance, retirement, profit sharing, medical, disability, accident, life insurance plan, relocation plan or policy, or any other plan, program, policy, or arrangement of the Company intended to benefit similarly situated employees;
•	30 days of paid time-off each calendar year and reimbursement for ordinary and necessary travel and entertainment expenses in accordance with the Company’s policies; and
•	Receive limited perquisites in accordance with the Company’s policies.

Under the Employment Agreement, Mr. Harnett’s base salary target used to calculate his Annual Cash Incentive Program (“ACIP”) award under the Cash Plan for the 2023 performance year will be calculated as follows: 75% based on 70% of the CAO Base Salary and 25% based on 150% of the Interim CFO Base Salary. Mr. Harnett’s ACIP award for the 2024 performance year will be pro-rated to reflect (i) the length of his service as the Company’s Interim CFO, and (ii) his support of the successor CFO’s transition and onboarding for three months after such successor’s appointment and commencement of services.

The Employment Agreement also provides that the Company will recommend to the Committee that the value of Mr. Harnett’s 2024 Long-Term Incentive Program (“LTIP”) award will be $365,000.00 (at target) and will consist of performance-based restricted stock units under the Stock Plan, performance-based cash incentive units under the Cash Plan, or a combination of the foregoing. In addition, the Employment Agreement provides that Mr. Harnett’s 2025 LTIP award will take into account (i) the period of time that Mr. Harnett serves as Interim CFO during 2024, (ii) his continued service as CAO, and (iii) his support of the successor CFO’s transition and onboarding for three months after such successor’s appointment and commencement of services.

Severance Benefits under the Employment Agreement

The Employment Agreement provides for certain severance benefits. Specifically, under the Employment Agreement, if Mr. Harnett’s employment is terminated (i) as a result of his Death or Disability (each as defined in the Employment Agreement), (ii) by the Company without Cause (as defined in the Employment Agreement) (a “Without Cause Termination”), or (iii) at the option of Mr. Harnett prior to a Change in Control (as defined in the Employment Agreement) and within two years of the Company first imposing a requirement without Mr. Harnett’s consent that he be based at any location that increases his commute by 50 miles or more (a “Relocation Termination”), then he will be entitled to receive:

•	Any and all accrued/earned but unpaid salary and benefits;
•	A severance payment in an aggregate amount equal to the product of (a) 1.5 times (b) his base salary then in effect plus an amount, if any, equal to the average of his three (or fewer) most recent ACIP awards (the “Severance Payment”); provided, however, that with respect to any severance amount owed as a result of his Death or Disability, such amount will be reduced, on a pro rata basis, by the amount of payments that Mr. Harnett receives under any life or disability insurance policies with respect to which the premiums were made by the Company; and
•	The following rights with respect to any stock options, stock appreciation rights, restricted stock grants, restricted stock units, cash incentive units, or stock bonuses theretofore granted (collectively, the “Award Rights”):
o	All unvested stock options, stock appreciation rights, restricted stock grants, restricted stock units, or stock bonuses, will vest in full on the termination date;
o	To the extent that any such stock options or stock appreciation rights require by their terms the exercise thereof by Mr. Harnett, the last date to exercise such awards will be the earlier of (a) the fifth anniversary of the termination date and (b) the original expiration date had his employment not so terminated; and
o	If the vesting or exercise of any such stock options, stock appreciation rights, restricted stock grants, restricted stock units, or stock bonuses has the effect of subjecting Mr. Harnett to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provision of law, the vesting date thereof will be deemed to be the first day after the termination date on which such vesting may occur without subjecting Mr. Harnett to such liability.

In addition to the foregoing severance benefits, in the event of a Without Cause Termination or a Relocation Termination, Mr. Harnett would also be eligible for certain continued benefit coverage for a period of 12 months following the termination date, or until he is no longer eligible for COBRA coverage under the particular plan, the Company will reimburse him, on a taxable basis, for the cost of such COBRA coverage less the amount that he would be required to contribute toward health coverage if he had remained an active employee of the Company.

Change in Control Benefits under the Employment Agreement

Under the Employment Agreement, if Mr. Harnett experiences a Without Cause Termination or he is terminated for Good Reason (as defined in the Employment Agreement), in each case within two years following the occurrence of a Change in Control, then he will be entitled to receive the Severance Amount and the Award Rights; provided, however, that with respect to the Severance Amount, Mr. Harnett will not be entitled to any ACIP award for the year in which the termination occurs.

Conditions to Severance Benefits and Change in Control Benefits under the Employment Agreement

Pursuant to the Employment Agreement, Mr. Harnett’s right to receive the severance benefits and change in control benefits is subject to his execution and non-revocation of a written release of claims in favor of the Company and his compliance with certain restrictive covenants, including, without limitation, confidentiality and non-solicitation of employees.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between Selective Insurance Company of America and Anthony D. Harnett, dated as of November 1, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date:	November 3, 2023	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel